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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)



               DELAWARE                                   36-3145972
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(State of Incorporation or Organization)      (IRS Employer Identification no.)

    1585 Broadway, New York, New York                       10036
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(Address of Principal Executive Offices)                  (Zip Code)

 If this Form relates to the                  If this Form relates to the
 registration of a class of                   registration of a class of
 securities pursuant to Section               securities pursuant to Section
 12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
 effective pursuant to General                effective pursuant to General
 Instruction A.(c), please check              Instruction A.(d), please check
 the following box. |X|                       the following box. |_|


Securities Act registration statement file number to which this form relates:
333-106789

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                   Name of Each Exchange on Which
          to be so Registered                   Each Class is to be Registered
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Global Medium-Term Notes, Series C,           THE AMERICAN STOCK EXCHANGE LLC
2.8% MPS(SM) due March 30, 2012

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)




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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Global Medium-Term Notes, Series C, 2.8% MPS(SM) due March 30, 2012 (Linked to the Dow Jones High Yield Select 10 Index(SM))" (the "MPS"). A description of the MPS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-106789) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated August 26, 2003 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the MPS contained in the pricing supplement dated May 26, 2004 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the MPS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the MPS.






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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  MORGAN STANLEY
                                  (Registrant)


Date: May 26, 2004                By: /s/ Martin M. Cohen
                                     -------------------------------------------
                                      Martin M. Cohen
                                      Assistant Secretary and Counsel





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                                INDEX TO EXHIBITS



Exhibit No.                                                          Page No.

4.1  Proposed form of Global Note evidencing the MPS                   A-1









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